UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – MAY 17, 2013

CIG WIRELESS CORP.

(Exact name of Registrant as specified in its charter)

NEVADA	000-53677	68-0672900
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

Five Concourse Parkway, Suite 3100

Atlanta, GA 30328

(Address of principal executive offices)

       (678) 332-5000

(Registrant's telephone number, including area code)

             N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On May 17, 2013, CIG Towers, LLC (the “Purchaser”), a wholly owned subsidiary of CIG Wireless Corp. (the “Company”) and Southern Tower Antenna Rental, L.L.C. (the “Seller,” and together with the Purchaser, the “Parties”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which the Purchaser has agreed to acquire certain assets (the “Assets”) from the Seller. The purchase, sale, and closing related to the acquisition of the Assets from the Seller are collectively referred to herein as the “Towers Acquisition”.

The Assets include thirty (30) antenna towers (the “Towers”), with an assignment of all ground leases for the real estate underlying the Towers. Such leases shall have minimum remaining terms of not less than twenty-five (25) years. The closing of the Towers Acquisition (the “Closing”) is subject to certain conditions, including completion of satisfactory due diligence by the Purchaser. If all of the conditions to the Closing set forth in the Asset Purchase Agreement have been satisfied, the Closing for the Towers shall occur on or before sixty (60) days after the later to occur of May 17, 2013 or the date on which the Purchaser has received all due diligence information pertaining to the Towers.

The purchase price for the Towers Acquisition (the “Purchase Price”) will be $13,500,000 subject to adjustment if any Towers are excluded from the Towers Acquisition on the basis of unsatisfactory due diligence results, as determined by the Purchaser in its sole discretion.

The Seller has agreed to grant to the Purchaser a right of first refusal with respect to the next thirty (30) telecommunication towers to be constructed by Seller during the period commencing after May 17, 2013 and ending twenty-four (24) months following the Closing. The Purchaser shall have sixty (60) days to perform due diligence on any such towers acquired in the future pursuant to such rights of first refusal.

The Asset Purchase Agreement also contains customary representations, warranties, covenants and agreements among the Parties, including, without limitation, requirements for the ordinary course of business management of the Towers by the Seller prior to the Closing, exercise of commercially reasonable efforts by Seller to obtain third party consents required for the Closing, adherence by the Parties to covenants of confidentiality regarding the transaction, and agreements of limited reciprocal indemnification.

Item 8.01.	Other Events.

Press Release

On May 22, 2013, the Company issued a press release, attached hereto as Exhibit 99.1.

# # #

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit.

Exhibit 99.1	Press Release dated May 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIG WIRELESS CORP.

By:	/s/ Paul McGinn
Paul McGinn
President and Chief Executive Officer

Date: May 22, 2013